Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Website:	www.onebeacon.com

ONEBEACON REPORTS $12.91 BOOK VALUE PER SHARE

HAMILTON, Bermuda (October 29, 2010) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $12.91, an increase of 6.2% for the third quarter and 6.7% through nine months, including dividends.

Mike Miller, CEO of OneBeacon, said, “Overall, our results were solid, with strong results from investments and specialty businesses. We completed the personal lines sale in July. Part of the capital freed up by the sales of personal and nonspecialty commercial lines was returned to shareholders in the form of a special dividend. We are well capitalized, our reserves are in good shape and we see targeted growth opportunities in specialty lines.”

Third quarter comprehensive income and net income were both $87 million and operating income was $53 million, or $0.56 per share. For the nine months ended September 30, 2010, comprehensive income and net income were both $95 million and operating income was $44 million, or $0.46 per share. Operating income is a non-GAAP financial measure which is explained later in this release.

During the quarter, OneBeacon paid approximately $256 million of dividends, including a special dividend of $2.50 per share or $236 million, and completed share repurchases of approximately $5 million on 0.3 million shares, leaving approximately $88 million remaining under the company’s share repurchase authorization.

On July 1, 2010, OneBeacon completed the sale of its traditional personal lines business to Tower Group, Inc. The company’s third quarter results include an after tax net gain of $19 million on this sale, which is in addition to the $6 million tax benefit booked in the second quarter related to the difference in the tax basis of the companies sold to Tower Group, Inc. and the net asset values of those entities under GAAP.  The company’s results also include after tax proceeds of $2.4 million from the nonspecialty commercial lines renewal rights agreement with The Hanover Insurance Group for aggregate premium renewals exceeding $200 million.

Insurance Operations

The third quarter GAAP combined ratio was 94.6% as compared to 97.2% for the third quarter of 2009, and 102.2% through September 30, 2010 compared to 94.7% for the first nine months of 2009. The decrease in the combined ratio for the quarter was primarily due to lower catastrophe losses compared to last year.  The year-to-date variance reflects large loss activity and catastrophe losses experienced earlier in 2010. The first nine months of 2010 included 4 points of catastrophe losses compared to less than 2 points of catastrophe losses for the first nine months of 2009.

Third quarter net written premiums were $288 million as compared to $504 million for the third quarter of 2009, reflecting the impact of the company’s sale of the nonspecialty commercial lines business and traditional personal lines business. Specialty lines’ premiums were $274 million compared to $261 million in 2009, an increase of 5% for the quarter driven primarily by growth at OneBeacon Professional Insurance, Specialty Accident and Health, and Entertainment Brokers International.

For the nine months ended September 30, 2010, net written premiums were $1,003 million compared to $1,471 million for the comparable period last year, again reflecting the company’s recent divestitures. Specialty lines’ net written premiums were $772 million compared to $724 million in 2009, a 7% increase over the prior year.

Consolidated Investment Results

OneBeacon’s third quarter total return on invested assets was 2.1% compared to 4.0% for the third quarter of 2009. These results included net realized and unrealized investment gains of $52 million and net investment income of $22 million, compared to net realized and unrealized investment gains of $118 million and net investment income of $34 million for the third quarter of 2009.

Through the first nine months of 2010, total return on invested assets was 4.3% compared to 8.8% through September 30, 2009. These results included net realized and unrealized investment gains of $80 million and net investment income of $75 million, compared to net realized and unrealized investment gains of $239 million and net investment income of $92 million through September 30, 2009.

Company to Host Webcast:  OneBeacon will host its third quarter 2010 webcast for analysts and investors at 10:00 a.m. ET on Friday, October 29. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s website: www.onebeacon.com. An audio playback of the teleconference will be available on the website shortly following the webcast.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon Insurance Group’s underwriting companies offer a range of specialty insurance products sold through select independent agents, regional and national brokers, and wholesalers. The company’s businesses include OneBeacon Professional Insurance, International Marine Underwriters, Entertainment Brokers International Insurance Services, Specialty Accident and Health, OneBeacon Government Risks, OneBeacon Energy Group, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, OneBeacon Technology Insurance, OneBeacon Financial Services, OneBeacon Specialty Property, Property and Inland Marine, OneBeacon Excess and Surplus, and AutoOne.

As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

Unaudited

	September 30,	December 31,	September 30,
	2010	2009	2009
Assets
Investment securities:
Fixed maturity investments	$2,304.4	$2,994.3	$2,795.7
Short-term investments	465.6	544.4	730.6
Common equity securities	262.7	187.6	81.2
Convertible bonds	93.8	170.2	244.0
Other investments	184.3	146.3	166.2

Total investments	3,310.8	4,042.8	4,017.7
Cash	34.6	44.8	53.0
Reinsurance recoverable on unpaid losses	1,939.3	2,192.9	2,244.3
Reinsurance recoverable on paid losses	14.9	15.9	17.3
Premiums receivable	341.1	469.1	505.8
Deferred acquisition costs	128.5	215.0	228.8
Net deferred tax asset	107.7	161.1	101.7
Investment income accrued	18.6	29.4	26.0
Ceded unearned premiums	162.9	49.9	59.1
Accounts receivable on unsettled investment sales	10.4	24.2	30.1
Other assets	338.7	286.9	290.7

Total assets	$6,407.5	$7,532.0	$7,574.5

Liabilities
Loss and loss adjustment expense reserves	$3,390.2	$3,934.8	$4,029.6
Unearned premiums	731.5	1,018.3	1,081.2
Debt	419.5	620.5	620.4
Ceded reinsurance payable	188.6	24.7	36.3
Accounts payable on unsettled investment purchases	50.6	7.6	29.3
Other liabilities	388.2	478.0	385.3

Total liabilities	5,168.6	6,083.9	6,182.1

OneBeacon’s common shareholders’ equity and noncontrolling interests

OneBeacon’s common shareholders’ equity:
Common shares and paid-in surplus	1,000.3	1,009.7	1,017.9
Retained earnings	225.1	425.5	373.1
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses	(0.7)	(0.7)	(0.6)
Other comprehensive income and loss items	(5.6)	(5.5)	(16.9)

Total OneBeacon’s common shareholders’ equity	1,219.1	1,429.0	1,373.5

Total noncontrolling interests	19.8	19.1	18.9
Total OneBeacon’s common shareholders’ equity and noncontrolling interests	1,238.9	1,448.1	1,392.4

Total liabilities, OneBeacon’s common shareholders’ equity and noncontrolling interests	$6,407.5	$7,532.0	$7,574.5

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Earned premiums	$317.9	$492.8	$1,199.4	$1,470.8
Net investment income	21.6	34.4	74.9	92.4
Net realized and unrealized investment gains	51.6	117.6	79.6	239.1
Net other revenues	17.1	5.7	21.3	16.2

Total revenues	408.2	650.5	1,375.2	1,818.5
Expenses:
Loss and loss adjustment expenses	179.9	298.2	775.5	861.9
Policy acquisition expenses	66.9	101.4	263.5	294.3
Other underwriting expenses	53.8	79.4	186.5	236.4
General and administrative expenses	6.0	6.9	20.5	18.9
Accretion of fair value adjustment to loss and loss adjustment expense reserves	—	1.4	—	4.1
Interest expense on debt	6.4	9.1	23.4	30.1

Total expenses	313.0	496.4	1,269.4	1,445.7

Pre-tax income	95.2	154.1	105.8	372.8

Income tax expense	(7.6)	(44.8)	(8.8)	(101.3)

Net income including noncontrolling interests	87.6	109.3	97.0	271.5

Less: Net income attributable to noncontrolling interests	(0.8)	(0.7)	(1.6)	(1.9)

Net income attributable to OneBeacon’s common shareholders	86.8	108.6	95.4	269.6

Change in other comprehensive income and loss items	(0.3)	0.2	(0.1)	7.5

Comprehensive income attributable to OneBeacon’s common shareholders	$86.5	$108.8	$95.3	$277.1

Earnings per common share - basic and diluted
Net income attributable to OneBeacon’s common shareholders per share	$0.92	$1.14	$1.01	$2.83
Weighted average number of common shares outstanding (1)	94.5	95.1	94.9	95.1

(1)   Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Three Months Ended September 30, 2010

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$317.9	$—	$317.9
Net investment income (expense)	22.2	(0.6)	21.6
Net realized and unrealized investment gains	51.5	0.1	51.6
Net other revenues (expenses)	17.4	(0.3)	17.1

Total revenues	409.0	(0.8)	408.2

Expenses:
Loss and loss adjustment expenses	179.9	—	179.9
Policy acquisition expenses	66.9	—	66.9
Other underwriting expenses	53.8	—	53.8
General and administrative expenses	4.6	1.4	6.0
Interest expense on debt	—	6.4	6.4

Total expenses	305.2	7.8	313.0

Pre-tax income (loss)	$103.8	$(8.6)	$95.2

For the Three Months Ended September 30, 2009

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$492.8	$—	$492.8
Net investment income (expense)	35.6	(1.2)	34.4
Net realized and unrealized investment gains (losses)	118.1	(0.5)	117.6
Net other revenues	5.1	0.6	5.7

Total revenues	651.6	(1.1)	650.5

Expenses:
Loss and loss adjustment expenses	298.2	—	298.2
Policy acquisition expenses	101.4	—	101.4
Other underwriting expenses	79.4	—	79.4
General and administrative expenses	4.2	2.7	6.9
Accretion of fair value adjustment to loss and lae reserves	—	1.4	1.4
Interest expense on debt	0.2	8.9	9.1

Total expenses	483.4	13.0	496.4

Pre-tax income (loss)	$168.2	$(14.1)	$154.1

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Nine Months Ended September 30, 2010

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$1,199.4	$—	$1,199.4
Net investment income (expense)	76.8	(1.9)	74.9
Net realized and unrealized investment gains (losses)	81.1	(1.5)	79.6
Net other revenues (expenses)	33.2	(11.9)	21.3

Total revenues	1,390.5	(15.3)	1,375.2

Expenses:
Loss and loss adjustment expenses	775.5	—	775.5
Policy acquisition expenses	263.5	—	263.5
Other underwriting expenses	186.5	—	186.5
General and administrative expenses	14.0	6.5	20.5
Interest expense on debt	0.1	23.3	23.4

Total expenses	1,239.6	29.8	1,269.4

Pre-tax income (loss)	$150.9	$(45.1)	$105.8

For the Nine Months Ended September 30, 2009

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$1,470.8	$—	$1,470.8
Net investment income (expense)	93.5	(1.1)	92.4
Net realized and unrealized investment gains (losses)	239.5	(0.4)	239.1
Net other revenues	12.1	4.1	16.2

Total revenues	1,815.9	2.6	1,818.5

Expenses:
Loss and loss adjustment expenses	861.9	—	861.9
Policy acquisition expenses	294.3	—	294.3
Other underwriting expenses	236.4	—	236.4
General and administrative expenses	12.8	6.1	18.9
Accretion of fair value adjustment to loss and lae reserves	—	4.1	4.1
Interest expense on debt	1.4	28.7	30.1

Total expenses	1,406.8	38.9	1,445.7

Pre-tax income (loss)	$409.1	$(36.3)	$372.8

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

	Insurance Operations
Three Months Ended September 30, 2010	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	51.1%	76.3%	76.9%	56.6%
Expense	38.9%	34.3%	35.3%	38.0%
GAAP combined	90.0%	110.6%	112.2%	94.6%

Net written premiums	$273.5	$13.6	$0.6	$287.7
Earned premiums	$249.6	$24.2	$44.1	$317.9

	Insurance Operations
Three Months Ended September 30, 2009	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	52.6%	68.9%	66.3%	60.5%
Expense	39.1%	32.5%	37.1%	36.7%
GAAP combined	91.7%	101.4%	103.4%	97.2%

Net written premiums	$260.9	$128.3	$114.7	$503.9
Earned premiums	$233.9	$140.5	$118.4	$492.8

	Insurance Operations
Nine Months Ended September 30, 2010	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	55.9%	76.2%	80.4%	64.7%
Expense	38.5%	33.0%	39.8%	37.5%
GAAP combined	94.4%	109.2%	120.2%	102.2%

Net written premiums	$771.6	$238.6	$(7.1)	$1,003.1
Earned premiums	$726.7	$265.4	$207.3	$1,199.4

	Insurance Operations
Nine Months Ended September 30, 2009	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	43.9%	75.2%	66.3%	58.6%
Expense	38.8%	30.9%	37.4%	36.1%
GAAP combined	82.7%	106.1%	103.7%	94.7%

Net written premiums	$724.0	$397.9	$349.3	$1,471.2
Earned premiums	$673.9	$436.8	$360.1	$1,470.8

(1)          Specialty lines now includes Technology, Financial Services, OneBeacon Specialty Property and Property and Inland Marine segmented commercial businesses which were formerly reported in commercial lines. The prior periods have been reclassified to conform to the current presentation.

(2)          Run-off now includes non-specialty commercial lines business subject to the commercial lines transaction with The Hanover Insurance Group and other run-off business. The prior periods have been reclassified to conform to the current presentation.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2010	2010	2009	2009
Numerator
OneBeacon’s common shareholders’ equity	$1,219.1	$1,392.9	$1,429.0	$1,373.5

Denominator
Common shares outstanding (1)	94.4	94.7	95.1	95.1

Book value per share	$12.91	$14.71	$15.03	$14.44

Change in book value per share, including dividends, in the quarter (2)	6.2%

Change in book value per share, including dividends, in the nine month period (3)	6.7%

Change in book value per share, including dividends, in the last twelve months (4)	12.5%

(1)          Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program.

(2)          Includes a quarterly dividend of $0.21 per share and a special dividend of $2.50 per share paid in September 2010.

(3)          Includes dividends of $0.63 per share (a quarterly dividend of $0.21 per share) and a special dividend of $2.50 per share paid in September 2010.

(4)          Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share) and a special dividend of $2.50 per share paid in September 2010.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE INCOME, NET INCOME AND OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2010	2009	2010	2009	2010

Comprehensive income attributable to OneBeacon’s common shareholders	$86.5	$108.8	$95.3	$277.1	$179.0

Net income attributable to OneBeacon’s common shareholders	$86.8	$108.6	$95.4	$269.6	$167.8

Weighted average common shares outstanding (1)	94.5	95.1	94.9	95.1	94.9

Net income attributable to OneBeacon’s common shareholders per share	$0.92	$1.14	$1.01	$2.83	$1.77

Net income attributable to OneBeacon’s common shareholders	$86.8	$108.6	$95.4	$269.6	$167.8
Less:
Net realized and unrealized investment gains and losses	(51.6)	(117.6)	(79.6)	(239.1)	(89.1)
Tax effect on net realized and unrealized investment gains and losses	18.1	41.2	27.9	83.7	31.2
Operating income (2)	$53.3	$32.2	$43.7	$114.2	$109.9

Weighted average common shares outstanding (1)	94.5	95.1	94.9	95.1	94.9

Operating income per share (2)	$0.56	$0.34	$0.46	$1.20	$1.16

(1) Includes the impact of repurchases of common shares made through the Company’s share repurchase program.

(2) Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 13.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Twelve Months
Ended
September 30, 2010
Numerator:
[A] Comprehensive income attributable to OneBeacon’s common shareholders	$179.0

[B] Operating income (1)	$109.9

	As of	As of
	September 30, 2010	September 30, 2009	Average
Denominator:
[C] OneBeacon’s common shareholders’ equity	$1,219.1	$1,373.5	$1,296.3

Less:
AOCI at January 1, 2008 (date of ASC 825 fair value election)	(181.1)	(181.1)
Change in OCI/L and net unrealized investment gains and losses recognized subsequent to fair value election through December 31, after tax (2)	120.9	314.6
Change in net unrealized investment gains and losses during the period (3)	(18.1)	(274.3)
Tax effect on change in net unrealized investment gains and losses during the period	6.3	96.0
Change in OCI/L during the period, after tax	0.1	(7.5)

[D] Adjusted OneBeacon’s common shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L (1)	$1,147.2	$1,321.2	$1,234.2

Returns:
Comprehensive return on average OneBeacon’s common shareholders’ equity [ A / C]			13.8%

Operating return on average adjusted OneBeacon’s common shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L [ B / D]			8.9%

(1)          Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 13.

(2)          The components of the change in OCI/L and net unrealized investment gains and losses recognized during the years ended December 31, after tax, are as illustrated below:

Change in net unrealized investment gains and losses during the year ended December 31, 2008 (3)	$444.7
Tax effect on change in net unrealized investment gains and losses	(155.6)
Change in OCI/L during the year ended December 31, 2008, excluding the adjustment to adopt ASC 825 fair value election, after tax	25.5
Change through December 31, 2008	314.6
Change in net unrealized investment gains and losses during the year ended December 31, 2009 (3)	(269.1)
Tax effect on change in net unrealized investment gains and losses	94.2
Change in OCI/L during the year ended December 31, 2009, after tax	(18.8)
Change through December 31, 2009	$120.9

(3)          Change in net unrealized investment gains and losses is a component of net realized and unrealized investment gains (losses) as presented in the Company’s Statements of Operations and Comprehensive Income.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.

Operating income is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income attributable to OneBeacon’s shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon’s shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the company’s overall financial performance, OneBeacon believes that net realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income attributable to OneBeacon’s shareholders to operating income is included on page 11.

Adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding the impacts of net unrealized investment gains and losses recognized during the respective periods and accumulated other comprehensive income or loss and changes in other comprehensive income or loss (OCI/L), collectively AOCI/L, from OneBeacon’s shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 12.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2009 filed February 26, 2010.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.